Exhibit 10.12

AMENDED AND CORRECTED THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Amended and Corrected Third Amendment to Employment Agreement (this “Amendment”), dated May 9, 2023, and effective for all purposes as of January 1, 2023 (the “Effective Date”), amends that certain Employment Agreement dated February 24, 2021, as amended by the First Amendment and Correction to Employment Agreement dated March 1, 2021 and Second Amendment to Employment Agreement dated May 26, 2021, and corrects that certain Third Amendment to Employment Agreement dated April 27, 2023 (such Employment Agreement as amended to date, the “Employment Agreement”), by and between Ozan Pamir, an individual (“Pamir”) and 180 Life Sciences Corp., a Delaware corporation (“180 Life”), on, and subject to, the terms below. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Employment Agreement.

WHEREAS, that certain Third Amendment to Employment Agreement dated April 27, 2023 entered into between Executive and 180 Life (the “Third Amendment”) contained certain errors, and Executive and 180 Life desire to enter into this Amendment to amend and correct the Third Amendment on the terms and subject to the conditions set forth below, which Amendment shall replace and supersede the Third Amendment for all purposes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Employment Agreement:

(a)	Effective from January 1, 2023 to March 31, 2023, the Base Salary shall be $326,025 and effective April 1, 2023, the Base Salary shall be $380,000.

(b)	Effective April 1, 2023, the target bonus shall be 40%.

(c)	Effective as of the date of this amendment, Executive shall serve as the Chief Financial Officer of 180 Life.

(d)	The Board of Directors of 180 Life may increase the salary of the Executive from time to time, with the recommendation of the Compensation Committee of the Board of Directors, and such increases shall not require an amendment to the Employment Agreement.

2. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Employment Agreement to “Employment Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement, as applicable, as modified and amended hereby.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of law principles.

4. Heirs, Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall be able to assign this Amendment without the prior written consent of the other party.

5. Counterparts and Signatures. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Amended and Corrected Third Amendment to Employment Agreement [Pamir and 180]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

EXECUTIVE

/s/ Ozan Pamir
Ozan Pamir

180 LIFE

180 Life Sciences Corp.

By:	/s/ James N. Woody
Its:	Chief Executive Officer
Printed Name:	James N. Woody, M.D., Ph.D.

Amended and Corrected Third Amendment to Employment Agreement [Pamir and 180]